SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  May 3, 1996



                      MERIDIAN POINT REALTY TRUST '83
__________________________________________________________________________
          (Exact name of registrant as specified in its charter)



      California                 1-12166                94-6542723
  __________________       ___________________     _____________________
      (State of             (Commission File         (I.R.S. Employer
     organization                 Number)          Identification Number)



     655 Montgomery Street, Suite 800
        San Francisco, California                        94111
 _______________________________________               __________
 (Address of principal executive offices)              (Zip Code)



                              (415) 981-4900
__________________________________________________________________________
           (Registrant's telephone number, including area code)

Item 5.   Other Events.
          ------------

     Meridian Point Realty Trust '83, a California business trust (the "Company"), has announced that, effective May 3, 1996, the Board of Trustees of the Company adopted resolutions modifying certain limitations in the Company's Declaration of Trust (the "Declaration") on the amount of the Company's shares of beneficial interest ("Shares") that can be owned by any one person. As modified, these limitations now provide that any person may own as much as, but not in excess of, 9.8% of the lesser of the number or value of any class or series of outstanding Shares. No Shares shall be transferred (or issued, for example, upon the exercise of warrants or rights) to any person if, after such transfer, such person's direct or indirect ownership of Shares would exceed this 9.8% limit. For this purpose, ownership of Shares is computed in accordance with Section 542(a) and 544 of the Internal Revenue Code (the "Code").

     The Declaration includes limitations on the ownership of Shares by any one person to help the Company meet certain requirements imposed under the Code in order to maintain its status as a "real estate investment trust" ("REIT"). Previously, at the annual meeting of shareholders of the Company held on February 10, 1995, the Company's shareholders had approved amendments to the Declaration reducing the limit on the amount of Shares that can be owned by any one person to 3.6% of the lesser of the number of value of any class or series of outstanding Shares. The principal purpose of these 1995 amendments was to facilitate an investment in Shares by Hunt Realty Acquisitions, L.P. That investment, however, never materialized.

     Accordingly, the Board of Trustees determined that it was in the best interests of the Company and its shareholders to increase the percentage ownership limit. Under the Declaration, the Board has the authority to modify the ownership interest limits, including the power to reduce the ownership limits or terminate the limits if the Board determines that it is no longer in the interests of the Company to qualify as a REIT or that compliance with the ownership limits and restrictions on transfer is no longer required in order for the Company to qualify as a REIT.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

       (c)   Exhibits
             ---------

             10.1   Press release of the Company dated July 12, 1996.


                      MERIDIAN POINT REALTY TRUST '83

NEWS RELEASE
===========================================================================

For Release:   Immediately                                  (NASDAQ: MPTBS)
Date:          July 12, 1996
Contact:       John E. Castello
               (415) 981-4900

            MERIDIAN POINT REALTY TRUST '83 ANNOUNCES INCREASE
             IN OWNERSHIP LIMITS ON THE COMPANY SHARES TO 9.8%

     SAN FRANCISCO - Meridian Point Realty Trust '83 (NASDAQ: MPTBS) today announced that certain limitations in the Company's Declaration of Trust on the amount of the Company's shares of beneficial interest ("Shares") that can be owned by any one person have been increased from 3.6% to 9.8%.

     As modified, these ownership limitations now provide that any person may own as much as, but not in excess of, 9.8% of the lesser of the number or value of any class or series of outstanding Shares. No Shares shall be transferred (or issued, for example, upon the exercise of warrants or rights) to any person if, after such transfer, such person's direct or indirect ownership of Shares would exceed this 9.8% limit.

     The Declaration of Trust includes limitations on the ownership of Shares by any one person to help the Company meet certain requirements imposed under the Internal Revenue Code in order to maintain its status as a "real estate investment trust" ("REIT"). In 1995, the Company's shareholders had approved amendments to the Declaration reducing the limit on the amount of Shares that can be owned by any one person to 3.6% of the lesser of the number or value of any class or series of outstanding Shares. The principal purpose of these 1995 amendments was to facilitate an investment in Shares by Hunt Realty Acquisitions, L.P. That investment, however, never materialized.

     Accordingly, the Board of Trustees determined that it was in the best interests of the Company and its shareholders to increase the percentage ownership limit to 9.8%. This modification is effective May 3, 1996.

                                   (END)

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Meridian Point Realty Trust '83

Date:  July 12, 1996            BY:  /s/  John E. Castello
      -------------------            -------------------------------------
                                     John E. Castello, Senior Vice
                                     President and Chief Financial Officer